Exhibit 99.1

       ANSYS Announces Strong Double-Digit Revenue and Earnings Growth

      Company Delivers a Record Third Quarter and Increases 2004 Outlook

    SOUTHPOINTE, Pa., Nov. 4 /PRNewswire-FirstCall/ -- ANSYS, Inc.
(Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced third quarter results. ANSYS' third quarter GAAP results include:
     - Total revenue of $32.3 million, as compared to $28.0 million in the third quarter of 2003; total revenue of $95.7 million in the first nine months of 2004 as compared to $80.3 million for the nine months ended September 30, 2003;
     - Diluted earnings per share of $0.23 for the third quarter of 2004 as compared to $0.17 for the third quarter of 2003; and diluted earnings per share of $0.68 through September 30, 2004 as compared to $0.45 through September 30, 2003;
     - Cash flows from operations of $13.4 million for the third quarter of 2004 and $39.7 million for the first nine months of 2004; and
     - Cash and short-term investment balances of $124.3 million, and no debt as of September 30, 2004.

    Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX and acquisition-related amortization (see discussion below), ANSYS' third quarter adjusted (non-GAAP) results include:
     - Total adjusted revenue of $32.4 million, as compared to $28.9 million in the third quarter of 2003; total adjusted revenue of $95.9 million in the first nine months of 2004 as compared to $82.7 million for the first nine months of 2003;
     - An overall adjusted operating profit margin, excluding acquisition-related amortization, of 35% as compared to 34% for the third quarter of 2003; and an overall adjusted profit margin, excluding acquisition-related amortization, of 36% as compared to 30% for the first nine months of 2003; and
     - Adjusted diluted earnings per share of $0.25 as compared to $0.20 for the third quarter of 2003; and adjusted diluted earnings per share of $0.74 as compared to $0.55 for the nine-month period ended
       September 30, 2003.

    Jim Cashman, ANSYS President and CEO, stated, "We are pleased to report another strong quarter of results that exceeded our expectations. These results are a good illustration of our long-term strategy in action: leading the market in customer-focused R&D investment; reinvesting profits to expand our global sales and marketing reach; and integrating acquisitions that leverage our investment in business infrastructure to maximize shareholder return. This strategy has enabled us to deliver on our business and financial commitments and allows us to continue to build a foundation for future growth."
    Cashman further commented, "We have good momentum as we head into our most significant quarter of the year and are actively preparing for our next milestone with the upcoming launch of our latest releases of ANSYS, CFX and ICEM CFD integrated simulation solutions. Our dedicated employees and partners throughout the world are committed to working hard to deliver these solutions for our customers and another record year for ANSYS in 2004."
    The adjusted results highlighted above, and the adjusted estimates for 2004 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, is included in the condensed financial information included in this release.
A discussion of the impact of these items on the Company's outlook for the remainder of the year is included in the section below titled, "Management's 2004 Outlook."
    On August 5, 2004, the Company announced that its Board of Directors approved a 2-for-1 stock split of the Company's common shares. The stock split was payable in the form of a stock dividend and entitled each stockholder of record at the close of business on September 3, 2004, to receive one share of common stock for every outstanding share of common stock held on that date. The stock dividend was distributed on October 4, 2004.
The share data and earnings per share data in this press release give effect to the stock split, applied retroactively, to all periods presented.

    Adjustments to Reported GAAP Financial Results

    - Purchase Accounting Adjustment for Acquired Deferred Revenue:
    As announced February 26, 2003, ANSYS acquired CFX for approximately
$22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately
$4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacted the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided adjusted financial information, which excludes the impact of the purchase accounting adjustment.

     - Acquisition-Related Amortization:
    As previously discussed, the Company completed its acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of the items described above. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance, however, these measures are not intended to supersede or replace the GAAP results.

    Management's 2004 Outlook
    Based on anticipated revenues and expenditures for the remainder of the year, the Company currently projects that fourth quarter 2004 GAAP diluted earnings per share will be in the range of $0.24 - $0.26 and adjusted diluted earnings per share will be in the range of $0.26 - $0.28. The approximate $0.02 difference between the GAAP diluted earnings per share estimate and the adjusted diluted earnings per share estimate discussed above is primarily related to acquisition-related amortization.
    Based on the third quarter year to date results and fourth quarter estimates mentioned above, the Company currently projects that 2004 fiscal year GAAP diluted earnings per share will be in the range of $0.92 - $0.94 and adjusted diluted earnings per share will be in the range of $1.00 - $1.02.
The approximate $0.08 difference between the GAAP diluted earnings per share estimate and the adjusted diluted earnings per share estimate discussed above includes an estimated $0.07 related to acquisition-related amortization and $0.01 related to the purchase accounting adjustment for acquired deferred revenue.
    ANSYS will hold a conference call at 10:30 Eastern Time on November 4, to discuss third quarter results as well as to provide guidance regarding business prospects. The dial in number is 888-942-8131 and the passcode is "ANSYS". A replay will be available until November 11, by dialing 866-441-8824. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at http://www.ansys.com/newsrooms/investor.htm .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 550 people and distributes its products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.
    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year earnings per share, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures estimates will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2003 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q.
    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at http://www.ansys.com .

    ANSYS, ANSYS Workbench, CFX, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.
    Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.


                         ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                    (in thousands, except per share data)
                                 (Unaudited)

                             Three months ended        Nine months ended
                       September 30, September 30, September 30, September 30,
                             2004         2003         2004         2003
    Revenue:
      Software licenses    $16,585     $ 14,053     $ 49,262      $40,457
      Maintenance and
       service              15,733       13,985       46,390       39,824

        Total revenue       32,318       28,038       95,652       80,281

    Cost of sales:
      Software licenses      1,162        1,226        3,678        3,873
      Amortization of
       software and acquired
       technology              758          871        2,267        2,302
      Maintenance and
       service               3,521        3,199        9,649        9,782
        Total cost of sales  5,441        5,296       15,594       15,957

    Gross profit            26,877       22,742       80,058       64,324

    Operating expenses:
      Selling and marketing  5,757        5,646       17,843       17,254
      Research and
       development           6,611        5,879       19,441       17,609
      Amortization             285          276          857          774
      General and
       administrative        3,763        3,022       10,808        8,798
         Total operating
          expenses          16,416       14,823       48,949       44,435

    Operating income        10,461        7,919       31,109       19,889

    Other income (expense)     415         (808)         791          498

    Income before income
     tax provision          10,876        7,111       31,900       20,387

    Income tax provision     3,277        1,750        9,584        6,275

    Net income              $7,599       $5,361      $22,316     $ 14,112

    Earnings per share - basic(a):
      Basic earnings per
       share                 $0.24        $0.18        $0.72        $0.47
      Weighted average
       shares - basic       31,075       30,212       30,835       29,728

    Earnings per share - diluted(a):
      Diluted earnings per
       share                 $0.23        $0.17        $0.68        $0.45
      Weighted average
       shares - diluted     33,231       32,472       32,895       31,608

    (a) The share data and earnings per share data in this press release give effect for the two-for-one stock split on October 4, 2004, applied retroactively, to all periods presented.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                For the three months ended September 30, 2004
                    (in thousands, except per share data)
                                 (Unaudited)

                                  As Reported    Adjustments     Adjusted
                                                                  Results
    Revenue:
      Software licenses             $16,585             $66(a)    $16,651
      Maintenance and service        15,733               -        15,733

        Total revenue                32,318              66        32,384

    Cost of sales:
      Software licenses               1,162               -         1,162
      Amortization of software and
       acquired technology              758            (610)(b)       148
      Maintenance and service         3,521               -         3,521
        Total cost of sales           5,441            (610)        4,831

    Gross profit                     26,877             676        27,553

    Operating expenses:
      Selling and marketing           5,757               -         5,757
      Research and development        6,611               -         6,611
      Amortization                      285            (285)(b)         -
      General and administrative      3,763               -         3,763
        Total operating expenses     16,416            (285)       16,131

    Operating income                 10,461             961        11,422

    Other income                        415               -           415

    Income before income tax
     provision                       10,876             961        11,837

    Income tax provision              3,277             336(c)      3,613

    Net income                       $7,599            $625        $8,224

    Earnings per share - basic(d):
      Basic earnings per share        $0.24                         $0.26
      Weighted average shares
       - basic                       31,075                        31,075

    Earnings per share - diluted(d):
      Diluted earnings per share      $0.23                         $0.25
      Weighted average shares
       - diluted                     33,231                        33,231

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
    (d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                For the three months ended September 30, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                 As Reported     Adjustments      Adjusted
                                                                   Results
    Revenue:
      Software licenses             $14,053            $885(a)    $14,938
      Maintenance and service        13,985               -        13,985

        Total revenue                28,038             885        28,923

    Cost of sales:
      Software licenses               1,226               -         1,226
      Amortization of software and
       acquired technology              871            (747)(b)       124
      Maintenance and service         3,199               -         3,199
        Total cost of sales           5,296            (747)        4,549

    Gross profit                     22,742           1,632        24,374

    Operating expenses:
      Selling and marketing           5,646               -         5,646
      Research and development        5,879               -         5,879
      Amortization                      276            (276)(b)         -
      General and administrative      3,022               -         3,022
        Total operating expenses     14,823            (276)       14,547

    Operating income                  7,919           1,908         9,827

    Other income (expense)             (808)              -          (808)

    Income before income tax
     provision                        7,111           1,908         9,019

    Income tax provision              1,750             668(c)      2,418

    Net income                       $5,361         $ 1,240        $6,601

    Earnings per share - basic(d):
      Basic earnings per share        $0.18                         $0.22
      Weighted average shares
       - basic                       30,212                        30,212

    Earnings per share - diluted(d):
      Diluted earnings per share      $0.17                         $0.20
      Weighted average shares
       - diluted                     32,472                        32,472

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
    (d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                 For the nine months ended September 30, 2004
                    (in thousands, except per share data)
                                 (Unaudited)

                                 As Reported    Adjustments      Adjusted
                                                                  Results
    Revenue:
      Software licenses            $ 49,262            $258(a)    $49,520
      Maintenance and service        46,390               -        46,390

        Total revenue                95,652             258        95,910

    Cost of sales:
      Software licenses               3,678               -         3,678
      Amortization of software and
       acquired technology            2,267          (1,829)(b)       438
      Maintenance and service         9,649               -         9,649
        Total cost of sales          15,594          (1,829)       13,765

    Gross profit                     80,058           2,087        82,145

    Operating expenses:
      Selling and marketing          17,843               -        17,843
      Research and development       19,441               -        19,441
      Amortization                      857            (857)(b)         -
      General and administrative     10,808               -        10,808
        Total operating expenses     48,949            (857)       48,092

    Operating income                 31,109           2,944        34,053

    Other income                        791               -           791

    Income before income tax
     provision                       31,900           2,944        34,844

    Income tax provision              9,584           1,030(c)     10,614

    Net income                     $ 22,316         $ 1,914       $24,230

    Earnings per share - basic(d):
      Basic earnings per share        $0.72                         $0.79
      Weighted average shares
       - basic                       30,835                        30,835

    Earnings per share - diluted(d):
      Diluted earnings per share      $0.68                         $0.74
      Weighted average shares
       - diluted                     32,895                        32,895

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
    (d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                 For the nine months ended September 30, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                 As Reported     Adjustments     Adjusted
                                                                  Results
    Revenue:
      Software licenses            $ 40,457         $ 2,455(a)    $42,912
      Maintenance and service        39,824               -        39,824

        Total revenue                80,281           2,455        82,736

    Cost of sales:
      Software licenses               3,873               -         3,873
      Amortization of software and
       acquired technology            2,302          (1,825)(b)       477
      Maintenance and service         9,782               -         9,782
        Total cost of sales          15,957          (1,825)       14,132

    Gross profit                     64,324           4,280        68,604

    Operating expenses:
      Selling and marketing          17,254               -        17,254
      Research and development       17,609               -        17,609
      Amortization                      774            (774)(b)         -
      General and administrative      8,798               -         8,798
        Total operating expenses     44,435            (774)       43,661

    Operating income                 19,889           5,054        24,943

    Other income                        498               -           498

    Income before income tax
     provision                       20,387           5,054        25,441

    Income tax provision              6,275           1,769(c)      8,044

    Net income                      $14,112         $ 3,285       $17,397

    Earnings per share - basic(d):
      Basic earnings per share        $0.47                         $0.59
      Weighted average shares
       - basic                       29,728                        29,728

    Earnings per share - diluted(d):
      Diluted earnings per share      $0.45                         $0.55
      Weighted average shares
       - diluted                     31,608                        31,608

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
    (d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.


                         ANSYS, INC. AND SUBSIDIARIES
                    Condensed Consolidated Balance Sheets
                                (in thousands)
                                 (Unaudited)

                                                 September 30,   December 31,
                                                      2004           2003
    ASSETS:

    Cash & short-term investments                   $124,260        $83,014
    Accounts receivable, net                          14,716         20,028
    Other assets                                      73,903         77,517

        Total assets                                $212,879       $180,559

    LIABILITIES & STOCKHOLDERS' EQUITY:

    Deferred revenue                                 $38,726        $37,874
    Other liabilities                                 15,505         15,611
    Stockholders' equity                             158,648        127,074

        Total liabilities & stockholders' equity    $212,879       $180,559

SOURCE  ANSYS, Inc.
    -0-                             11/04/2004
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/newsrooms/investor.htm /
    (ANSS)

CO:  ANSYS, INC.
ST:  Pennsylvania
IN:  CPR STW
SU:  ERN ERP CCA